EXHIBIT 23.1
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                                                    PricewaterhouseCoopers LLP
                                                    1177 Avenue of the Americas
                                                    New York, NY  10036
                                                    Telephone (646) 471 4000
                                                    Facsimile (646) 471 8910




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Prospectus Supplement of CWABS Asset-Backed Certificates Trust 2004-8, relating to Asset-Backed Certificates, Series 2004-8, comprising part of the Registration Statement (No. 333-109272) of CWABS, Inc., of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, which is included in Exhibit 99 to Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
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September 23, 2004






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